UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 14, 2020

Albertsons Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.

Boise, Idaho 83706

(Address of principal executive office and zip code)

(208) 395-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

On October 14, 2020, Lenard Tessler resigned from the Board of Directors (the “Board”) of Albertsons Companies, Inc. (the “Company”) and the committees thereof on which he served: Nominating and Corporate Governance Committee, Compensation Committee and Technology Committee. Mr. Tessler’s resignation was offered in anticipation of his retirement from Cerberus Capital Management, L.P. (“Cerberus”), expected to be effective as of October 31, 2020, and not the result of any disagreement between Mr. Tessler and the Company, its management, the Board or any committee thereof, or with respect to any matter relating to the Company’s operations, policies or practices.

On October 14, 2020, Scott Wille was appointed to the Board, effective immediately, with a term that expires at the Company’s 2021 annual meeting of stockholders or until his successor is duly elected and qualified. Mr. Wille was also appointed to the Nominating and Corporate Governance Committee. Mr. Wille is expected to enter into an indemnification agreement with the Company, on substantially the same terms contained in the Company’s standard form previously filed with the Securities and Exchange Commission (the “SEC”), which provides for indemnification of the indemnitee to the fullest extent permitted by Delaware law.

Mr. Wille is currently a Senior Managing Director and Head of Consumer and Retail Private Equity at Cerberus, which he joined in 2006. Since 2016, Mr. Wille has been a member of Cerberus’ Private Equity Investment Committee. Prior to joining Cerberus, Mr. Wille worked in the leveraged finance group at Deutsche Bank Securities Inc. from 2004 to 2006. Mr. Wille previously served as a director of the Company from January 2015 to June 2020. Mr. Wille has served as a director of NexTier Oilfield Solutions Inc. (NYSE: NEX), a provider of hydraulic fracturing, wireline technologies and drilling services, since March 2011. In addition, Mr. Wille currently serves as a director of Off Lease Only, the largest independent used car dealer in Florida. Previously, Mr. Wille served as a director of Remington Outdoor Company, Inc., a designer, manufacturer and marketer of firearms, ammunition and related products, from February 2014 to March 2018, and as a director of Tower International, Inc., a manufacturer of engineered structural metal components and assemblies, from September 2010 to October 2012. Mr. Wille’s experience in the financial and private equity industries, and his in-depth knowledge of the Company and industry, are valuable to the Board’s understanding of the Company and its financial performance.

Affiliates of Cerberus maintain an ownership position in the Company, holding 151,818,680 shares of Series A common stock of the Company. Mr. Wille was appointed to the Board pursuant to Cerberus’ director designation right pursuant to and as set forth in Section 2.01 of that certain Stockholders’ Agreement, dated as of June 25, 2020, by and among the Company and the stockholders named therein. Mr. Wille is not party to any transaction with the Company that would require disclosure under Item 404(a) of the SEC’s Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc. (Registrant)

Dated: October 20, 2020	By:	/s/ Juliette W. Pryor
	Name:	Juliette W. Pryor
	Title:	Executive Vice President, General Counsel and Secretary